Exhibit 5.2

425 MARKET STREET SAN FRANCISCO CALIFORNIA 94105-2482 TELEPHONE: 415.268.7000 FACSIMILE: 415.268.7522 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SAN DIEGO, WASHINGTON, D.C.

NORTHERN VIRGINIA, DENVER,

SACRAMENTO, WALNUT CREEK

TOKYO, LONDON, BRUSSELS,

BEIJING, SHANGHAI, HONG KONG

December 23, 2010

Textainer Group Holdings Limited

Century House

16 Par-La-Ville Road

Hamilton HM 08

Bermuda

Re: Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as U.S. counsel to Textainer Group Holdings Limited, a Bermuda company (the “Company”), in connection with the Shelf Registration Statement on Form F-3 (including the prospectus which is a part thereof, the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Act”) of an indeterminate amount and number of the following securities of the Company, which may be offered and sold from time to time on a delayed or continuous basis pursuant to Rule 415 under the Act, up to an aggregate offering price of $550,000,000: (i) Common Shares, par value US$0.01 per share (the “Common Shares”); (ii) Preference Shares, par value US$0.01 per share (the “Preference Shares”), to be issued in one or more series; (iii) debt securities, which may be issued in one or more series (the “Debt Securities”) under the form of indenture filed as Exhibit 4.4 to the Registration Statement, as may be amended or supplemented from time to time (the “Indenture”); (iv) warrants to purchase Common Shares, Preference Shares and Debt Securities or any combination of these securities (the “Warrants”); (v) rights to purchase Common Shares, Preference Shares and Debt Securities or any combination of these securities (the “Rights”); and (vi) units consisting of Common Shares, Preference Shares, Debt Securities and Warrants (the “Units”). The Common Shares, Preference Shares, Debt Securities, Warrants, Rights, and Units are referred to herein collectively as the “Securities.”

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; and (ii) the Indenture. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of certain other records, documents, instruments and certificates of public officials and of the Company, and we have made such inquiries of officers of the Company and public officials and considered such questions of law as we have deemed necessary for purposes of rendering the opinions set forth herein.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties, we have assumed that each party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and (other than as it relates to the Company) that such documents constitute the legal, valid and binding obligations of each such party. With respect to certain factual matters we have relied upon certificates of officers of the Company.

We have assumed that the Indenture, any warrant agreements (each a “Warrant Agreement”) relating to the Warrants, any rights agreements (each a “Rights Agreement”) relating to the Rights, any unit agreements (each a “Unit Agreement”) relating to the Units, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (i) any agreement or instrument to which the Company or its properties is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Indenture, any Warrant Agreement, Rights Agreement, Unit Agreement, purchase, underwriting or similar agreement (collectively, the “Securities Agreements”) relating to Securities being offered will be duly authorized, executed and delivered by the Company and the other parties thereto; and (v) that the trustee under the Indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

Our opinions are subject to the following qualifications and exceptions:

(i)	The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

(ii)

Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Securities Agreements and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under the Securities Agreements is not material.

(iii)	We express no opinion as to the enforceability of any provision of the Securities Agreements which purports to transfer rights under a contract the transfer of which is prohibited or restricted (by a requirement of consent or otherwise) by the contract or by law.

(iv)	We express no opinion as to the enforceability of any provision of the Securities Agreements which purports to prohibit or restrict a transfer of rights under the Securities Agreements.

(v)	We express no opinion as to the enforceability of any provision of the Securities Agreements imposing or which are construed as effectively imposing a penalty.

(vi)	We express no opinion as to the enforceability of any provision of the Securities Agreements to the extent it permits any purchaser of a security to set off or apply any deposit, property or indebtedness with respect to any security.

(vii)	We express no opinion as to the enforceability of any provision of the Securities Agreements which purports to establish evidentiary standards or to make determinations conclusive or powers absolute.

(viii)	We express no opinion as to the effect of judicial decisions which may permit the introduction of extrinsic evidence to supplement the terms of the Securities Agreements or to aid in the interpretation of the Securities Agreements.

(ix)	We express no opinion as to the enforceability of any provision of the Securities Agreements providing for arbitration of disputes to the extent that arbitration of a particular dispute would be against public policy.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

1.

With respect to the Debt Securities, when (A) the Indenture relating to the Debt Securities has been duly authorized, executed and delivered by the Company, (B) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the “Board”) has taken all necessary action to approve the issuance and terms of a particular series of such Debt Securities, the terms of the offering thereof and related matters, and (C) such Debt Securities have been duly executed, authenticated, issued and delivered either (i) in accordance with the Indenture, applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, such Debt Securities will constitute binding obligations of the Company.

2.	With respect to the Warrants, when (A) the Board has taken all necessary action to approve the form, terms, execution and delivery of a Warrant Agreement (including a form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Warrants will be binding obligations of the Company.

3.	With respect to the Rights, when (A) the Board has taken all necessary action to approve the form, terms, execution and delivery of a Rights Agreement (including a form of certificate evidencing the Rights), the issuance of the Rights, the terms of the offering thereof and related matters, and (B) the certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Rights will be binding obligations of the Company.

4.	With respect to the Units, when (A) the Board has taken all necessary action to approve the form, terms, execution and delivery of a Unit Agreement (including a form of certificate evidencing the Units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) the certificates evidencing Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Unit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board against payment of the consideration therefor as provided therein, such Units will constitute binding obligations of the Company.

We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (without reference to choice-of-law rules) as in effect on the date hereof. Accordingly, our opinions expressed in paragraphs 1 through 4 above are not intended as opinions under Bermuda law, the jurisdiction of organization of the Company, and are intended to cover only the nature of the Securities and Indenture as contracts and obligations under the laws of the State of New York. We express no opinion as to enforceability of the New York choice-of-law provision contained in the Indenture.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to reference to us under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP